EXHIBIT-99.06



                                                May  22, 1999


                              ST Acquisition Corp.
                        Senior Secured Credit Facilities
                                Commitment Letter



ST Acquisition Corp.
c/o CIBC World Markets Corp.
425 Lexington Avenue
7th Floor
New York, New York 10017

Attention:

Ladies and Gentlemen:

                  You have advised Canadian Imperial Bank of Commerce  ("CIBC"),
CIBC World Markets Corp. ("CIBC World Markets"), The Chase Manhattan Bank ("Chase") and Chase Securities Inc. ("CSI") that SW Acquisition, L.P. (the "Partnership"), a partnership formed by CIBC World Markets and certain other investors (the "Sponsers"), has formed an acquisition subsidiary, ST Acquisition Corp. (the "Borrower") which intends to enter into a transaction pursuant to which the Borrower will merge (the "Merger") with and into TNP Enterprises, Inc. ("TNP"), a holding company that owns Texas New Mexico Power Company ("TNMPCo"). In connection with the Merger, the former shareholders of TNP will become entitled to receive approximately $590,000,000 in cash ($44 per share net to each shareholder), and the Sponsers will become the owners of all the issued and outstanding capital stock of TNP. In such connection, you have requested that
(i) CIBC World Markets and CSI agree to structure, arrange and syndicate senior secured credit facilities in an aggregate amount of $165,000,000 (the "Facilities"), (ii) CIBC and Chase commit to provide the entire principal amount of the Facilities and (iii) CIBC serve as administrative agent for the Facilities.

                  Each of CIBC and Chase is pleased to advise you of its commitment to provide $82,500,000 of the amount of the Facilities upon the terms and subject to the conditions set forth or referred to in this commitment letter (this "Commitment Letter") and in the Summary of Terms and Conditions attached hereto as Exhibit A (the "Term Sheet").

                  It is agreed that (i) CIBC will act as the sole and exclusive administrative agent (the "Administrative Agent") for the Facilities and (ii) CIBC World Markets and CSI will act as co-book managers and co-lead arrangers for the Facilities, and that each will, in such capacities, perform the duties and exercise the authorities customarily performed and exercised by it in such roles. You agree that no other agents, co-agents or arrangers will be appointed, no other titles will be awarded and no compensation (other than that expressly contemplated by the Term Sheet and the Fee Letter referred to below) will be paid in connection with the Facilities unless you and we shall so agree.

                  CIBC World Markets and CSI intend to syndicate the Facilities to a group of financial institutions (together with CIBC and Chase, the "Lenders") identified by CIBC World Markets and CSI in consultation with you. CIBC World Markets and CSI intend to commence syndication efforts promptly, and you agree actively to assist CIBC World Markets and CSI in completing a mutually satisfactory syndication. Such assistance shall include (a) your using commercially reasonable efforts to ensure that the syndication efforts benefit materially from the existing lending relationships of TNP, (b) direct contact between senior management and advisors of TNP and TNMPCo and the proposed Lenders, (c) assistance in the preparation of a Confidential Information Memorandum and other marketing materials to be used in connection with the syndication and (d) the hosting, with CIBC World Markets and CSI, of one or more meetings of prospective Lenders.

                  CIBC World Markets and CSI will manage all aspects of the syndication, including decisions as to the selection of institutions to be approached and when they will be approached, when their commitments will be accepted, which institutions will participate, the allocations of the commitments among the Lenders and the amount and distribution of fees among the Lenders. To assist CIBC World Markets and CSI in their syndication efforts, you agree promptly to prepare and provide to CIBC, CIBC World Markets, Chase and CSI all information with respect to the Borrower, the Partnership, TNP, the Merger and the other transactions contemplated hereby, including all financial information and projections (the "Projections"), as we may reasonably request in connection with the arrangement and syndication of the Facilities. You hereby represent and covenant that (a) all information other than the Projections (the "Information") that has been or will be made available to CIBC, CIBC World Markets, Chase and CSI by you or any of your representatives is or will be, when furnished, complete and correct in all material respects and does not or will not, when furnished, contain any untrue statements of a material fact or omit to state a material fact necessary to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made and (b) the Projections that have been or will be made available to CIBC, CIBC World Markets, Chase and CSI by you or any of your representatives have been or will be prepared in good faith based upon reasonable assumptions. You understand that in arranging and syndicating the Facilities we may use and rely on the Information and Projections without independent verification thereof.

                  As consideration for CIBC's and Chase's commitments hereunder and CIBC World Markets' and CSI's agreements to perform the services described herein, you agree to pay to CIBC, CIBC, Chase and CSI the nonrefundable fees set forth in Annex I to the Term Sheet and in the Fee Letter dated the date hereof and delivered herewith (the "Fee Letter").


                  CIBC, CIBC World Markets, Chase and CSI shall be entitled, after consultation with you, to change the pricing, terms and structure of the Facilities if CIBC, CIBC World Markets, Chase and CSI determine that such changes are advisable to ensure a successful syndication of the Facilities; provided the total amount of the Facilities remains unchanged.

                  CIBC's and Chase's commitments hereunder and CIBC World Markets' and CSI's agreements to perform the services described herein are subject to (a) there not occurring or becoming known to us any material adverse condition or material adverse change in or affecting the business, operations, property, condition (financial or otherwise) or prospects of the Borrower and TNP and their respective subsidiaries, taken as a whole, (b) our not becoming aware after the date hereof of any information or other matter affecting the Borrower, the Partnership, TNP or the transactions contemplated hereby which is inconsistent in a material and adverse manner with any such information or other matter disclosed to us prior to the date hereof, (c) our satisfaction that prior to and during the syndication of the Facilities there shall be no competing offering, placement or arrangement of any debt securities or bank financing by or on behalf of the Borrower or TNP or any affiliate thereof, (d) the negotiation, execution and delivery on or before the date which is 60 days after the date of your acceptance of this Commitment Letter of definitive documentation with respect to the Facilities satisfactory to CIBC, CIBC World Markets, Chase, CSI and their counsel and (e) the other conditions set forth or referred to in the Term Sheet. The terms and conditions of CIBC's and Chase's commitments hereunder and of the Facilities are not limited to those set forth herein and in the Term Sheet, provided that any additional conditions shall be reasonable and customary for facilities similar to the Facilities. Those matters that are not covered by the provisions hereof nor of the Term Sheet are subject to the approval and agreement of CIBC, CIBC World Markets, Chase, CSI and you.

                  You agree (a) to indemnify and hold harmless CIBC, CIBC World Markets, Chase, CSI, their affiliates and their respective officers, directors, employees, advisors, and agents (each, an "indemnified person") from and against any and all losses, claims, damages and liabilities to which any such indemnified person may become subject arising out of or in connection with this Commitment Letter, the Facilities, the use of the proceeds thereof, the Merger or any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any indemnified person is a party thereto, and to reimburse each indemnified person upon demand for any legal or other expenses incurred in connection with investigating or defending any of the foregoing; provided that the foregoing indemnity will not, as to any indemnified person, apply to losses, claims, damages, liabilities or related expenses to the extent they are found by a final, non-appealable judgment of a court to arise from the willful misconduct or gross negligence of such indemnified person, and (b) to reimburse CIBC, CIBC World Markets, Chase, CSI and their affiliates on demand for all out-of-pocket expenses (including due diligence expenses, syndication expenses, consultant's fees and expenses, travel expenses, and reasonable fees, charges and disbursements of counsel) incurred in connection with the Facilities and any related documentation (including this Commitment Letter, the Term Sheet, the Fee Letter and the definitive financing documentation) or the administration, amendment, modification or waiver thereof. No indemnified person shall be liable for any indirect or consequential damages in connection with its activities related to the Facilities.


                  You acknowledge that CIBC, CIBC World Markets, Chase, CSI and their affiliates (the terms "CIBC", "CIBC World Markets", "Chase" and "CSI" being understood to refer hereinafter in this paragraph to include such affiliates) may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which you may have conflicting interests regarding the transactions described herein and otherwise. Neither CIBC, CIBC World Markets, Chase nor CSI will use confidential information obtained from you by virtue of the transactions contemplated by this Commitment Letter or its other relationships with you in connection with the performance by CIBC, CIBC World Markets, Chase or CSI of services for other companies, and neither CIBC, CIBC World Markets, Chase nor CSI will furnish any such information to other companies. You also acknowledge that neither CIBC, CIBC World Markets, Chase nor CSI has any obligation to use in connection with the transactions contemplated by this Commitment Letter, or to furnish to you, confidential information obtained from other companies.

                  This Commitment Letter shall not be assignable by you without the prior written consent of CIBC, CIBC World Markets, Chase and CSI (and any purported assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto. This Commitment Letter may not be amended or waived except by an instrument in writing signed by you, CIBC, CIBC World Markets, Chase and CSI. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Commitment Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. This Commitment Letter and the Fee Letter are the only agreements that have been entered into between CIBC, CIBC World Markets, Chase, CSI and you with respect to the Facilities and set forth the entire understanding of the parties with respect thereto. This Commitment Letter shall be governed by, and construed in accordance with, the laws of the State of New York.

                  This Commitment Letter is delivered to you on the understanding that neither this Commitment Letter, the Term Sheet nor the Fee Letter nor any of their terms or substance shall be disclosed, directly or indirectly, to any other person except (a) to your officers, agents and advisors who are directly involved in the consideration of this matter or (b) as may be compelled in a judicial or administrative proceeding or as otherwise required by law (in which case you agree to inform us promptly thereof) and except that this Commitment Letter and the Term Sheet (but not the Fee Letter or its terms and substance) may be disclosed to (x) the officers, directors and representatives of TNP who are directly involved in the consideration of this matter, (y) any regulatory commission as necessary in seeking regulatory approval of the Merger or the transactions relating thereto or (z) the shareholders of TNP in a proxy statement seeking approval for the Merger.

                  The compensation, reimbursement, indemnification and confidentiality provisions contained herein and in the Fee Letter shall remain in full force and effect regardless of whether definitive financing documentation shall be executed and delivered and notwithstanding the termination of this Commitment Letter or CIBC's, CIBC World Markets', Chase's or CSI's commitment hereunder.


                  If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms hereof and of the Term Sheet and the Fee Letter by returning to us executed counterparts hereof and of the Fee Letter not later than 12:00 p.m., New York City time, on May 25, 1999. CIBC's and Chase's commitment and CIBC World Markets' and CSI's agreements herein will expire at such time in the event CIBC, CIBC World Markets, Chase and CSI have not received such executed counterparts in accordance with the immediately preceding sentence.

                  CIBC, CIBC World Markets, Chase and CSI are pleased to have been given the opportunity to assist you in connection with this important financing.

                                        Very truly yours,

                                        CIBC WORLD MARKETS CORP.


                                        By:  /s/ John P. Burke
                                             -----------------------
                                         Title: Executive Director
                                             CIBC World Markets Corp., as Agent

                                        CANADIAN IMPERIAL BANK OF COMMERCE


                                        By:  /s/ John P. Burke
                                             -----------------------
                                         Title: Executive Director
                                             CIBC World Markets Corp., as Agent

                                        THE CHASE MANHATTAN BANK


                                        By:  /s/ T. Casey
                                             ------------------------
                                         Title: Vice President


                                        CHASE SECURITIES INC.


                                        By:  /s/ Jay Schwartz
                                             ------------------------
                                         Title: Managing Director



Accepted and agreed to
as of the date first
written above by:

ST ACQUISITION CORP.


By:  /s/ W. J. Catacosinos
     ------------------------
   Title:

                                                                       Exhibit A




                        SENIOR SECURED CREDIT FACILITIES
                  Statement of Indicative Terms and Conditions

                  SW Acquisition, L.P. (the "Partnership"), a partnership formed by CIBC World Markets Corp. and certain other investors (the "Sponsors"), have formed an acquisition subsidiary, ST Acquisition Corp., which intends to enter into a transaction pursuant to which it will merge (the "Merger") with and into TNP Enterprises, Inc. ("TNP"), a holding company that owns Texas New Mexico Power Company, ("TNMPCo"). In connection with the Merger, the former shareholders of TNP will become entitled to receive approximately $590,000,000 in cash ($44 per share net to each shareholder), and the Sponsors will become the owners of all the issued and outstanding capital stock of TNP. The sources and uses of funds needed to effect the Merger and to pay the fees and expenses in connection therewith are set forth on Annex II hereto (the "Table"). Set forth below is a statement of indicative terms and conditions for senior secured credit facilities to be used to finance a portion of the consideration with respect to the Merger.

I.   Parties

Borrower:           ST  Acquisition  Corp.  (the  "Borrower").  On  or  promptly following the Closing Date (as defined below) the Borrower shall be merged with TNP, and the surviving corporation of such merger shall thereafter be the Borrower.

Co-Lead Arranger
and Co-Book
Manager: CIBC World Markets Corp. ("CIBC World Markets") and Chase Securities Inc. ("CSI", and, together with CIBC World Markets, in such capacity, the "Co-Arrangers")

Administrative
Agent: Canadian Imperial Bank of Commerce ("CIBC" and, in such capacity, the "Administrative Agent").

Lenders: A syndicate of banks, financial institutions and other entities, including CIBC and The Chase Manhattan Bank ("Chase"), arranged by the Co-Arrangers (collectively, the "Lenders").

II.  Types and Amounts of Facilities

     A.  Term Facility

Type and Amount     A  six-year  term   loan  facility  (the "Term Facility") in
of the Facility:    an   aggregate  principal  amount   equal  to   $140,000,000
                    (the loans thereunder, the "Term Loans"). The Term Loans shall be due and payable on the sixth anniversary of the Closing Date (as defined below).

Availability:       The Term  Loans  shall be made in a  single  drawing  on the
                    Closing Date.

Purpose: The proceeds of the Term Loans shall be used to finance a portion of the Merger and to pay related fees and expenses.

     B.  Revolving Facility

Type and Amount     A  three-year  revolving  credit facility  (the of facility:
                    "Revolving Facility" and, together with the Term Facility, the "Credit Facilities"; the commitments thereunder, the "Revolving Commitments") in the amount of $25,000,000 (the loans thereunder, together with (unless the context other-wise requires), the Swingline Loans referred to below, the "Revolving Loans").

Availability:       The  Revolving  Facility  shall be  available on a revolving basis during the period commencing on the Closing Date and ending on the third anniversary of the Closing Date (the
                    "Revolving Termination Date").

Swingline Loans:    A  portion of  the  Revolving  Facility  not in excess of an amount to be agreed upon shall be  available  for swing line loans (the "Swingline Loans") from  CIBC and Chase on  same-
                    day   notice.   Any  such  Swingline   Loans   will   reduce
                    availability under the Revolving Facility on a dollar-for-dollar basis. Each Lender under the Revolving Facility shall acquire, under certain circumstances, an irrevocable and unconditional pro rata participation in each Swingline
                    Loan.

Maturity:           The Revolving Termination Date.

Purpose: The proceeds of the Revolving Loans shall be used to finance the working capital needs and general corporate purposes of the Borrower and its subsidiaries in the ordinary course of business.

III.  Certain Payment Provisions

     Fees and
     Interest
     Rates:         As set forth on Annex I.

     Optional
     Prepayments
     and Commitment
     Reductions:    Loans  may be  prepaid  and commitments  may be  reduced  by the Borrower in minimum amounts to be agreed upon. Optional prepayments of the Term Loans may not be reborrowed.

     Mandatory
     Prepayments
     and
     Commitment
     Reductions:   The  following amounts  shall be applied  to prepay the  Term
                   Loans and reduce the Revolving Commitments:

                    (a) 100% of the net proceeds of any sale or issuance of equity and 100% of the net proceeds of any incurrence of indebtedness (other than the financings referred to in paragraphs (b) and (c) of the "Initial Conditions to Closing" set forth below) after the Closing Date by the Borrower or any of its subsidiaries; and

                    (b) 100% of the net proceeds of any sale or other disposition (including as a result of casualty or condemnation) by the Borrower or any of its subsidiaries of any assets, except for the sale of inventory or obsolete or worn-out property in the ordinary course of business and subject to certain other customary exceptions (including capacity for reinvestment) to be agreed upon.

                    The amounts described above shall be applied, first, to prepay the Term Loans and, second, to permanently reduce the Revolving Commitments (with extensions of credit thereunder being prepaid to the extent the aggregate amount thereof exceeds the Revolving Commitments as so reduced).

IV. Collateral      The  obligations of the Borrower  in  respect  of the Credit
                    Facilities and any interest rate protection agreements in respect thereof provided by any Lender (or any affiliate of a Lender) shall be secured by a perfected first priority security interest in all of the capital stock of TNMPCo.

V.   Certain Conditions

     Initial
     Conditions
     to Closing:    The  availability  of the  Credit Facilities shall be condi-
                    tioned upon the  satisfaction on or before the date which is nine months  following the date of the Commitment  Letter to which this Term Sheet is  attached of  conditions  precedent
                    usual  for  facilities  and   transactions   of  this  type,
                    including,  without  limitation,  the  conditions  set forth
                    below  and  customary   corporate   and  document   delivery
                    requirements (the date upon which all such conditions precedent shall be satisfied, the "Closing Date") (with references to the Borrower and its subsidiaries in this paragraph being deemed to include TNP and its subsidiaries after giving effect to the Merger):

                    (a)  The  Borrower   shall  have   executed  and   delivered
                    reasonably    satisfactory    definitive    Senior    Credit
                    Documentation (as hereinafter defined).

                    (b) The Partnership shall have received at least $100,000,000 in cash from the issuance of partnership interests to the Sponsors. The Borrower shall have received at least $100,000,000 in cash from the issuance of its common stock to the Partnership, at least $100,000,000 in cash from the issuance of its preferred stock to the Sponsors and CSI and at least $275,000,000 from the issuance of its senior subordinated notes or a drawdown under a senior subordinated bridge facility, each on terms and conditions reasonably satisfactory to the Co-Arrangers.

                    (c) TNMPCo shall have obtained a backstop facility in the amount of $428,000,000 on reasonably satisfactory terms and conditions, and any existing indebtedness of the Borrower or any of its subsidiaries due and payable as a result of the Merger shall have been paid with amounts available under such backstop facility.

                    (d) The Merger shall have been consummated in accordance with applicable law and on reasonably satisfactory terms, including the payment to the former shareholders of TNP of not more $600,000,000 in respect of their stock, and pursuant to reasonably satisfactory documentation, and no material provision thereof shall have been waived, amended, supplemented or otherwise modified in any material respect.

                    (e) The Lenders, the Administrative Agent and the Co-Arrangers shall have received all fees required to be paid, and all expenses for which invoices have been presented, on or before the Closing Date.

                    (f) All material governmental and third party approvals necessary or, in the reasonable discretion of the Co-Arrangers, advisable in connection with the Merger, the financing contemplated hereby and the continuing operations of the Borrower and its subsidiaries shall have been obtained on reasonably satisfactory terms and shall be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose material adverse conditions on the financing thereof.

                    (g) The Lenders shall have received reasonably satisfactory evidence that, insofar as can be reasonably foreseen, no final order with respect to any required approval, and no change in or event relating to the order of the Public Utility Commission of Texas dated September 4, 1998, could reasonably result in any rate plan which would be significantly less favorable to the Borrower and its subsidiaries than the Texas Transition to Competition Plan and the rate plans applicable to the Borrower and its subsidiaries in the state of New Mexico on the date hereof.

                    (h) The Lenders shall have received reasonably satisfactory unaudited interim consolidated financial statements of TNP for each fiscal month and quarterly period ended after December 31, 1998 as to which such financial statements are available and such financial statements shall not reflect any material adverse change in the consolidated financial condition of TNP and its subsidiaries from what was reflected in the financial statements or projections previously furnished to the Lenders.

                    (i) The Lenders shall have received a reasonably satisfactory pro forma consolidated balance sheet of the Borrower and its subsidiaries as at the date of the most recent quarterly consolidated balance sheet delivered pursuant to the preceding paragraph consistent in all material respects with the pro forma consolidated balance sheet attached hereto as Annex III (except to the extent of differences that reflect normal operations of the Borrower during the period between December 31, 1998 and the date as of which such pro forma balance sheet shall be prepared).

                    (j) The Lenders shall be satisfied that consolidated EBITDA of TNP and its subsidiaries (to be defined in a manner consistent with the calculation of consolidated EBITDA attached hereto as Annex IV) for the latest twelve-month period for which the relevant financial information is available shall equal at least $135,000,000 and the Borrower shall provide support for such calculation of a nature that is satisfactory to the Lenders for inclusion in marketing materials for the Credit Facilities.

                    (k) All actions required to perfect the Administrative Agent's security interest in the collateral under the Credit Facilities shall have been completed.

                    (l) The Administrative Agent shall be satisfied that the insurance programs maintained by TNMPCo and its subsidiaries are with financially sound and reputable insurance companies and that insurance is maintained on all property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

                    (m) The Lenders shall have received a certificate of the Borrower, reasonably satisfactory in form and substance to the Lenders, executed by the Chief Executive Officer or Chief Financial Officer of the Borrower, that shall certify the solvency of the Borrower and its subsidiaries after giving effect to the Merger and the other transactions contemplated hereby.

                    (n) The Lenders shall have received within 120 days of the date of the Commitment Letter to which this term sheet is attached an environmental audit with respect to certain real property owned or leased by the Borrower and its subsidiaries from a firm reasonably satisfactory to the Co-Arrangers, which audit shall not reveal any condition which reasonably could be expected to result in a material adverse change in the business, operations, property, conditions (financial or otherwise) or prospects of the Borrower or its subsidiaries, taken as a whole.

                    (o) The Lenders shall have received within 120 days of the date of the Commitment Letter to which this term sheet is attached a technical assessment of the assets of TNP and its subsidiaries by an independent engineer, in form and substance reasonably satisfactory to the Administrative Agent.

                    (p) The Lenders shall have received within 120 days of the date of the Commitment Letter to which this term sheet is attached a power market study, by a reasonably satisfactory independent power marketing consultant, in form and substance reasonably satisfactory to the Administrative Agent.

                    (q) The Lenders shall have received such legal opinions (including opinions (i) from counsel to the Borrower and its subsidiaries, (ii) delivered to the Borrower by counsel to TNP pursuant to the Merger, accompanied by reliance letters in favor of the Lenders and (iii) from such special and local counsel as may be reasonably required by the
                    Administrative Agent), documents and other instruments as are customary for transactions of this type or as they may reasonably request.

                    (r) The Borrower and TNMPCo shall have entered into a tax sharing agreement that shall be in form and substance reasonably satisfactory to the Administrative Agent.

                    (s) The Administrative Agent shall have received reasonably satisfactory evidence that, after giving effect to the Merger, TNMPCo's senior unsecured long term debt will continue to be rated as investment grade.

     On-Going
     Conditions:    The   making  of   each   extension    of  credit  shall  be
                    conditioned upon (a) the accuracy of all representations and
                    warranties  in  the   documentation   (the  "Senior   Credit
                    Documentation")   with  respect  to  the  Credit  Facilities
                    (including,  without limitation, the material adverse change and  litigation  representations)  and (b)  there  being  no default or event of default in  existence at the time of, or after  giving  effect to the making of,  such  extension  of
                    credit.   As  used   herein   and  in  the   Senior   Credit
                    Documentation  a "material  adverse  change"  shall mean any event,  development  or  circumstance  that has had or could reasonably be expected to have a material  adverse effect on
                    (i) the Merger,  (ii) the  business,  operations,  property, condition  (financial  or  otherwise)  or  prospects  of the
                    Borrower and its subsidiaries  taken as a whole or (iii) the validity  or  enforceability  of any of  the  Senior  Credit
                    Documentation   or   the   rights   and   remedies   of  the
                    Administrative Agent and the Lenders thereunder.

VI.  Certain
     Documentation
     Matters
                    The Senior Credit Documentation shall contain representa-tions, warranties, covenants and events of default customary for financings of this type and other terms deemed appropriate by the Lenders, including, without limitation:

     Representations
     and
     Warranties:    Financial statements (including pro forma  financial  state-
                    ments);  absence of  undisclosed  liabilities;  no  material adverse change;  corporate  existence;  compliance with law;
                    corporate  power  and  authority;  enforceability  of Senior
                    Credit  Documentation;  no conflict with law or  contractual obligations;  no material litigation; no default;  ownership of property;  liens;  intellectual  property;  no burdensome restrictions;  taxes;  Federal Reserve  regulations;  ERISA;
                    Investment  Company Act; Public Utility Holding Company Act;
                    subsidiaries;   environmental   matters;   solvency;   labor
                    matters; year 2000 matters; accuracy of disclosure; creation and perfection of security interests; and status of Credit
                    Facilities as senior debt.

     Affirmative
     Covenants:     Delivery  of  financial  statements,  reports,  accountants'
                    letters,  projections,   officers'  certificates  and  other
                    information  requested  by the  Lenders;  payment  of  other obligations;  continuation  of business and  maintenance  of existence  and material  rights and  privileges;  compliance with laws and material contractual obligations;  maintenance of property and insurance; maintenance of books and records;
                    right of the  Lenders  to  inspect  property  and  books and records; notices of defaults,  litigation and other material
                    events;   compliance  with   environmental   laws;   further
                    assurances (including,  without limitation,  with respect to
                    security   interests  in   after-acquired   property);   and
                    agreement to obtain interest rate protection in an amount and manner satisfactory to the Administrative Agent.

     Financial
     Covenants:     To include;
                    1.  Minimum  interest  coverage  ratio of  the Borrower  and
                        TNMPCo,
                    2.  Minimum fixed charge coverage ratio of the Borrower,
                    3.  Maximum  total  debt leverage  ratio and maximum  senior debt leverage ratio of the Borrower and its subsi-diaries,
                    4.  Maintenance of a minimum tangible net worth by TNMPCo,
                    5.  Maintenance of  a total debt to capitalization ratio by
                        TNMPCo of not more than 0.65 to 1.


     Negative
     Covenants:     Limitations on: indebtedness;  liens; guarantee obligations;
                    mergers,  consolidations,   liquidations  and  dissolutions;
                    sales of assets;  leases;  dividends  and other  payments in respect of capital stock; capital expenditures; investments, loans and advances;  optional  payments and modifications of subordinated and other debt  instruments;  transactions with
                    affiliates;   sale-leasebacks;   changes  in  fiscal   year;
                    negative pledge clauses and clauses restricting subsidiary distributions; changes in lines of business; and changes in passive holding company status of the Borrower.

     Events of
     Default: Nonpayment of principal when due; nonpayment of interest, fees or other amounts after a grace period to be agreed upon; material inaccuracy of representations and warranties; violation of covenants (subject, in the case of certain affirmative covenants, to a grace period to be agreed upon); cross-default; bankruptcy events; certain ERISA events; material judgments; actual or asserted invalidity of any guarantee, security document, security interest or subordination provision; and a change of control (the definition of which is to be agreed upon).

     Voting: Amendments and waivers with respect to the Senior Credit Documentation shall require the approval of Lenders holding more than 50% of the aggregate amount of the Term Loan and Revolving Commitments under the Credit Facilities, except that (a) the consent of each Lender directly affected thereby shall be required with respect to (i) reductions in the amount or extensions of the scheduled date of amortization or maturity of any Loan, (ii) reductions in the rate of interest or any fee or extensions of any due date thereof and (iii) increases in the amount or extensions of the expiry date of any Lender's commitment and (b) the consent of 100% of the Lenders shall be required with respect to (i) modifications to any of the voting percentages and (ii) releases of all or substantially all of the collateral. In addition, "class" voting requirements shall apply to modifications affecting certain payment matters.

     Assignments and
     Participations:
                    The Lenders shall be permitted to assign and sell participations in their Loans and commitments, subject, in the case of assignments (other than to another Lender or to an affiliate of a Lender), to the consent of the Administrative Agent and the Borrower (which consent in each case shall not be unreasonably withheld). Non-pro rata assignments shall be permitted. In the case of partial assignments (other than to another Lender or to an affiliate of a Lender), the minimum assignment amount shall be an amount to be determined unless otherwise agreed by the Borrower and the Administrative Agent. Participants shall have the same benefits as the Lenders with respect to yield protection and increased cost provisions. Voting rights of participants shall be limited to those matters set forth in clause (a) under "Voting" with respect to which the affirmative vote of the Lender from which it purchased its participation would be required. Pledges of Loans in accordance with applicable law shall be permitted without restriction. Promissory notes shall be issued under the Credit Facilities only upon request.

     Yield
     Protection:    The Senior  Credit  Documentation  shall  contain  customary provisions  (a)  protecting  the Lenders  against  increased costs or loss of yield  resulting  from  changes in reserve, tax, capital adequacy and other requirements of law and from the  imposition of or changes in  withholding or other taxes and  (b)  indemnifying  the  Lenders  for  "breakage  costs"
                    incurred  in  connection  with,  among  other  things,   any
                    prepayment of a Eurodollar Loan (as defined in Annex I) on a day other than the last day of an interest period with respect thereto.

     Expenses and
     Indemnifi-
     cation: The Borrower shall pay (a) all reasonable out-of-pocket expenses of the Administrative Agent and the Co-Arrangers associated with the syndication of the Credit Facilities and the preparation, execution, delivery and administration of the Senior Credit Documentation and any amendment or waiver with respect thereto (including the reasonable fees, disbursements and other charges of counsel) and (b) all out-of-pocket expenses of the Administrative Agent and the Lenders (including the fees, disbursements and other charges of counsel) in connection with the enforcement of the Senior Credit Documentation.

                    The Administrative Agent, the Co-Arrangers and the Lenders (and their affiliates and their respective officers, directors, employees, advisors and agents) will have no liability for, and will be indemnified and held harmless against, any losses, claims, damages, liabilities or expenses incurred in respect of the financing contemplated hereby or the use or the proposed use of proceeds thereof, except to the extent they are found by a final, non-appealable judgment of a court to arise from the willful misconduct or gross negligence of the relevant indemnified person.

     Governing Law
     and Forum:     State of New York.

     Counsel to
     the
     Administrative
     Agent
     and
     Co-Arrangers:  Simpson Thacher & Bartlett.

                                                                         Annex I
                                                                    to Exhibit A

                    Interest and Certain Fees
     Interest
     Rate
     Options: The Borrower may elect that the Loans comprising each borrowing bear interest at a rate per annum equal to:

                      The ABR plus the Applicable Margin; or

                      The Eurodollar Rate plus the Applicable Margin.

                    Provided, that all Swingline Loans shall bear interest based upon the ABR.

                    As used herein:

                    "ABR" means the higher of (i) the rate of interest publicly announced by CIBC as its prime rate in effect at its principal office in New York City (the "Prime Rate") and
                    (ii) the federal funds effective rate from time to time plus 0.5%.

                    "Applicable Margin" means:

                    (a) with respect to the Revolving Loans  and the Term  Loan,
                    (i) 2.00%, in the case of ABR Loans (as  defined  below) and
                    (ii) 3.00 %, in the case of Eurodollar Loans (as defined below);

                    "Eurodollar Rate" means the rate (adjusted for statutory reserve requirements for eurocurrency liabilities) for eurodollar deposits for a period equal to one, two, three or six months (as selected by the Borrower) appearing on Page 3750 of the Dow Jones Markets screen.

     Interest
     Payment
     Dates: In the case of Loans bearing interest based upon the ABR ("ABR Loans"), quarterly in arrears.

                    In the case of Loans bearing interest based upon the Eurodollar Rate ("Eurodollar Loans"), on the last day of each relevant interest period and, in the case of any interest period longer than three months, on each successive date three months after the first day of such interest period.

     Commitment
     Fees: The Borrower shall pay a commitment fee calculated at the rate of .50% per annum on the average daily unused portion of the Revolving Facility, payable quarterly in arrears. Swingline Loans shall, for purposes of the commitment fee calculations only, not be deemed to be a utilization of the Revolving Facility.

     Default
     Rate: At any time when the Borrower is in default in the payment of any amount of principal due under the Credit Facilities, such amount shall bear interest at 2.00% above the rate otherwise applicable thereto. Overdue interest, fees and other amounts shall bear interest at 2.00% above the rate applicable to ABR Loans.

     Rate and
     Fee Basis:     All per annum  rates shall be  calculated  on the basis of a year of 360 days (or 365/366 days, in the case of ABR Loans the interest rate payable on which is then based on the Prime Rate) for actual days elapsed.

                                                                        Annex II
                                                                    to Exhibit A



                        ESTIMATED SOURCES AND USES TABLE
                                (in $ Thousands)



           Sources of Funds:



           Cash on Hand                                                   $6,929

           New Revolving Credit Facility - Holdco                        $17,245

           New Senior Term Facility B - Holdco                          $140,000

           New Senior Notes - Holdco                                    $275,000

           Preferred Stock                                              $100,000

           Common Stock                                                 $100,000
                                                                  --------------

                   Total Sources of Funds                               $639,174
                                                                  ==============



           Uses of Funds:

           Acquisition Purchase Price                                   $589,674

           Repay Holdco Revolving Credit Facility                        $12,500

           Estimated Transaction Costs and Expenses                      $37,000
                                                                  --------------

                   Total Uses of Funds                                  $639,174
                                                                  ==============

                                                                       ANNEX III



                            PRO FORMA CAPITALIZATION
                                (in $ Thousands)







       Revolving Credit Facility - Opco                                  $49,000

       First Mortgage Bonds - Opco                                      $100,000


       Secured Debentures - Opco                                        $140,000

       Senior Notes  Opco                                               $174,181
                                                                 ---------------

               Total Debt - Opco                                        $463,181
                                                                 ===============


       Revolving Credit Facility - Holdco                                $17,245

       Senior Term Loan - Holdco                                        $140,000

       Senior Notes - Holdco                                            $275,000
                                                                 ---------------
               Total Debt - Holdco                                      $432,245
                                                                 ===============

       Preferred Stock - Opco                                             $3,060

       Preferred Stock - Holdco                                         $100,000

       Common Equity - Holdco                                           $100,000
                                                                 ---------------

               Total Equity                                             $203,060
                                                                 ===============

                                                                 ---------------

               Total Capitalization                                   $1,098,486
                                                                 ===============


                                                                        ANNEX IV


                                                               TNP Enterprises                    Texas-New Mexico Power Company
                                                                 1st Quarter                              1st Quarter
                                                               ---------------                    ------------------------------

                                                      1998      1999      1998      LTM        1998       1999      1998       LTM


Income Applicable to Common Stock                     19.3       3.1       4.6      17.8       34.2        3.8       5.3       32.7
Dividends on Preferred Stock                           0.2       0.0       0.0       0.1        0.2        0.0       0.0        0.1
Loss on Discontinued Operations (Net of Taxes)        12.7        -        0.5      12.2         -          -         -          -
Income Taxes                                          15.5       0.7       2.6      13.6       16.9        1.0       2.8       15.1
Other Interest & Amortization                          5.5       1.4       1.1       5.8        5.4        1.4       1.1        5.7
Interest Expense                                      48.4      10.2      12.5      46.1       48.3       10.1      12.5       45.9
Less: Other Income Net of Taxes                       (1.2)     (0.3)     (0.2)     (1.2)      (0.9)      (0.2)     (0.1)      (1.0)
Depreciation & Amortization                           38.1      13.7       9.9      41.9       38.1       13.7       9.9       41.9
EBITDA                                               138.4      28.9      31.0     136.3      142.1       29.8      31.5      140.5

